UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

ZYNERBA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37526	26-0389433
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300
Devon, PA	19333
(Address of principal executive offices)	(Zip Code)

(484) 581-7505

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ZYNE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 13, 2023, Zynerba Pharmaceuticals, Inc. (the “Company”) held its 2023 Annual Meeting of Stockholders (the “Annual Meeting”). The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting. Pursuant to the Company’s Amended and Restated Bylaws, the Company’s stockholders approved an adjournment of the Annual Meeting to 9:00 A.M. EDT on June 28, 2023 to allow additional time for stockholders to vote on Proposal 2.

(a) Proposal 1 — Election of Seven Directors. Each director nominee was elected to the Board of Directors of the Company to serve as a director until the 2024 Annual Meeting of Stockholders of the Company or until his or her respective successor is elected and qualified. The results of the votes cast were as follows:

Name	Votes For	Votes Withheld	Broker Non- Votes
Armando Anido	12,938,151	1,143,437	13,009,267
John P. Butler	12,878,583	1,202,005	13,009,267
Warren D. Cooper, MB, BS, BSc, MFPM	13,011,158	1,069,430	13,009,267
William J. Federici	13,251,468	829,120	13,009,267
Daniel L. Kisner, MD	12,908,484	1,172,104	13,009,267
Kenneth I. Moch	12,937,608	1,142,980	13,009,267
Pamela Stephenson	11,784,624	2,295,964	13,009,267

(b) Proposal 2 — Approval of Amendment to the Sixth Amended and Restated Certificate of Incorporation of the Company. As noted above, the Company adjourned the Annual Meeting solely with respect to Proposal 2 to allow additional time for stockholders to consider and vote on Proposal 2. At the adjourned meeting, only Proposal 2 will be presented for stockholder consideration.

(c) Proposal 3 — Ratification of Independent Registered Public Accountant. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year was ratified. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,635,253	2,563,770	372,735	0

(d) Proposal 4 — Approval, on a Non-Binding Advisory Basis, of the Compensation of the Company’s Named Executive Officers. The Company’s stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executed officers. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
12,758,175	1,113,986	188,426	13,009,268

(e) Proposal 5 — Approval of the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan. The Company’s stockholders approved the Zynerba Pharmaceuticals, Inc. 2023 Stock Option and Incentive Plan. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
11,333,412	2,551,729	195,446	13,009,268

(f) Proposal 6 — Approval, for purposes of complying with applicable Nasdaq Listing Rules, of the potential issuance and sale of 20% or more of the Company’s common stock pursuant to the Purchase Agreement with Lincoln Park Capital Fund, LLC. The Company’s stockholders approved the potential issuance and sale of 20% or more of the Company’s common stock pursuant to the Purchase Agreement with Lincoln Park Capital Fund, LLC. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,305,251	676,111	99,226	13,009,267

(g) Proposal 7 — Approval of the adjournment of the Annual Meeting to a later date to permit further solicitation of additional proxies in the event there are insufficient votes to approve Proposal 2. The Company’s stockholders approved the adjournment of the Annual Meeting solely with respect to Proposal 2. The results of the votes cast were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
24,903,280	1,708,912	477,663	0

Accordingly, the Annual Meeting was adjourned to 9:00 A.M. EDT on June 28, 2023 in the same virtual format described in the Definitive Proxy Statement. Only stockholders of record as of April 17, 2023, the record date for the Annual Meeting, are entitled to vote at the reconvened Annual Meeting. Proxies previously submitted with respect to Proposal 2 will be voted at the reconvened Annual Meeting unless properly revoked; stockholders who have previously submitted their proxy or otherwise voted with respect to Proposal 2 and who do not want to change their vote need not take any action.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYNERBA PHARMACEUTICALS, INC.

Date:	June 14, 2023	By:	/s/ Albert P. Parker
Name: Albert P. Parker
Title: Chief Legal Officer